EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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                         SUBSIDIARIES OF THE REGISTRANT

      Subsidiary                           Ownership      State of Incorporation
      ----------                           ---------      ----------------------

Flatbush Federal Savings and Loan            100%                Federal
   Association